 Higher One Holdings, Inc.Q2’13 Earnings ResultsAugust 8, 2013

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Forward-Looking Statements  This presentation contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements about the expected benefits of the acquisition of Sallie Mae’s Campus Solutions business by Higher One and such statements are based on the current beliefs and expectations of Higher One and Sallie Mae's management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to Higher One being unable to achieve expected synergies and operating efficiencies in the acquisition within the expected time-frames or at all and to successfully integrate Sallie Mae’s Campus Solutions business operations into those of Higher One; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees in the Campus Solutions business at Sallie Mae; the outcome of any legal proceedings that may be instituted against the parties and others related to the acquisition agreement and the amount of the costs, fees, expenses and charges related to the acquisition.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this presentation or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this presentation do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.   For further information regarding the risks associated with Higher One and Sallie Mae’s businesses, please refer to the respective filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Q2’13 Highlights  Closed Sallie Mae’s Campus Solution businessRevenue higher due to growth in Payment transaction and Higher Ed revenueAdjusted dilutive EPS 4 cents per share

# Campus Solutions Acquisition – Rationale

Campus Solutions was a division of Sallie Mae that provides a suite of services to more than 450 college and university business offices across the country

- Campus Solutions product suite:
  - Tuition Payment Plans
  - NetPay
  - Refund disbursement

- Why this makes sense:
  - Opportunity to significantly grow refund and payment client base
  - Further diversify revenue
  - Provide future opportunities to work with Sallie Mae on other products and initiatives
  - Increase total SSE exposure to approximately 13 million students
  - Solidifies competitive market leading position

One Focus: Higher Education HIGHER ONE ®

4

©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.

# Campus Solutions Acquisition – Financial Impact

- Purchase price:
  - $47.25 million in cash
  - Dilutive after acquisition related expenses
- ~$24 million annual revenue in 2012
  - Expected cross selling opportunity
  - Will convert existing Campus Solutions Refund clients to OneDisburse, generating additional revenue in 2014
- Expenses:
  - Short-term: Cost synergies from elimination of duplication of corporate and allocated expense
  - Near-term: Further savings expected once transition services and costs wind-down
  - Long-term: Data processing and technology costs – plan for 12 to 24 month transition

One Focus: Higher Education HIGHER ONE ®

©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.

5

®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Campus Solutions Integration  Integrated sales teams from Campus Solutions and Higher OneConvert schools from Campus Solution refund product to OneDisburseWorking to migrate Campus Solutions clients onto single Higher One IT platform in 2014

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Increased sales activityRobust sales from both CASHNet and Campus LabsClosed OneDisburse sales of 100,000 SSE   Sales Update

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Product development roadmap is promisingInvestments in social payments (PayDivvy) and mobile applications Continued partnership with the Bill & Melinda Gates Foundation  Product Development and Innovation

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Added Customers Bank as a new bank partner2013 rulemaking - cash management rules to not be addressed in current rulemaking committeeContinued focus on investment in compliance and staff   Banking, Regulatory & Compliance Update

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Y/Y Revenue Change  26%  25%  17%  12%  11%  6%  7%  -1%  3%  Y/Y Organic Change*  26%  25%  17%  12%  11%  4%  3%  -4%  -8%  Gross Profit Margin  61.7%  59.2%  53.1%  63.1%  56.0%  57.4%  59.9%  61.1%  55.3%  (in $ millions)  Revenue   49.8  40.0  35.1  48.1  46.5  **  **  57.8  38.9  *Calculation of organic revenue growth is included in the appendix of this presentation**Excluding $4.7 million impact of credit project, Q4’11 gross margin would have been 59.1%  51.2  57.4

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Continued Diversification of Revenue Streams  As a % of total revenue  (in $ thousands)  (in $ thousands)  (in $ thousands)  (in $ thousands)  77%  65%  11%  15%  10%  19%  2%  1%  -14%  +46%  +92%  -61%

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Increases in G&A, PD and Marketing Spend  Increase in depreciation, mainly due to IT infrastructureProfessional fees higher in quarter  Includes a full quarter of Campus Labs and technology transition costs related to Campus Solutions  Increased costs related to Campus Labs and Campus Solutions acquisitions, including personnel and amortization  (as a % of rev)  (as a % of rev )  (as a % of rev)

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Adj. EBITDA Impacted By Revenue, Operating Expenses  *Calculation of Adj. EBITDA and Adj. EBITDA Margin is included in the appendix of this presentation  (in $ millions)  Y/Y Adj. EBITDA Change  30%  17%  18%  5%  -17%  -8%  -17%  -14%  -41%  Adj. EBITDA Margin*  34.2%  37.8%  42.6%  43.5%  25.6%  32.6%  33.0%  37.6%  14.7%

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Adj. EPS Impacted by Margins, Interest Expense  *Calculation of Adj. EPS and Adj. Net Income Margin is included in the appendix of this presentation  (in $)  Y/Y Adj. EPS Change  31%  25%  24%  5%  -23%  -13%  -18%  -2%  -51%  Adj. Net Income Margin*  20.3%  23.1%  26.6%  25.9%  13.6%  18.1%  18.6%  20.9%  5.4%

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Free Cash Flow  *Calculation of Free Cash Flow is included in the appendix of this presentation  (in $ millions)  Y/Y FCF Change  167%  -186%  -84%  -17%  188%  -271%  608%  31%  14%  FCF Yield  -10.8%  -11.4%  4.5%  27.2%  -28.0%  18.4%  26.8%  36.0%  -23.5%  CapEx as % of Rev  15.0%  31.0%  48.1%  28.5%  13.1%  5.2%  3.6%  3.3%  5.9%

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Capital Allocation Creating Value for Shareholders  Cash & Investment Balance/Flows  (in millions)  FCF/Other Movements  $13.2  FCF  Cash and cash equivalents  Investments in available for sale securities  $7.0  Fully liquid assets total $7.1M($9.4M) in FCF$47.25M outlay on Campus SolutionsDrew down $49.0 million from line of credit to finance acquisition$112M outstanding on line of credit   *Other primarily includes proceeds and tax benefits from options exercises

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Maintaining Strong Win Rate  *OneDisburse Signed School Enrollment (SSE) is recorded as the total student enrollment at all schools that are contracted at quarter-end for our OneDisburse product as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time).   OneDisburse SSE*  +7%  (in thousands)  Over 8 million SSE cross-sell potential for OneDisburse

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  The OneAccount Landscape   OneAccount Growth  14%  (in thousands)

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Suspension of Financial Guidance   Lack of visibility on size of enrollment and amount of financial aid in fallGreater variability due to recent changesImpact of enacted fee changes were larger than expectedCombination of these factors make it challenging to provide guidance at this time

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Q & A

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Appendix

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Calculation of Organic Gross Revenue*  *Organic revenue calculation excludes the entire revenue impact from the current and prior year quarter for all acquisitions made within 15 months of a given quarter’s end

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Calculation of Free Cash Flow

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Calculation of Adjusted EBITDA

 ®  ©2013 Higher One Holdings, Inc. Higher One, CASHNet, and Campus Labs are registered trademarks of Higher One, Inc. All other marks are owned by their respective owners.  *  Calculation of Adjusted Diluted EPS